Exhibit 99.2

         [McGladrey & Pullen, LLP letterhead]



             INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Lincolnland Bancshares, Inc.
Casey, Illinois

     We have audited the accompanying consolidated balance sheets of Lincolnland Bancshares, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted accounting standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lincolnland Bancshares, Inc. and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     As described in Note 4 to the financial
statements, the Company changed its method of accounting for investment securities in 1993.



/s/ McGladrey & Pullen LLP

Champaign, Illinois
January 7, 1994
0002\10\s-4\10kaexh.992